UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): November 14, 2008


                            FEDERAL TRUST CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


    Florida                         001-31724                     59-2935028
   --------                        ----------                   -------------
(State or other              Commission File Number           (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)

            312 West First Street
                Sanford, Florida                                32771
                ----------------                                -----
    (address of principal executive offices)                  (zip code)

                                 (407) 323-1833
                                 --------------
              (Registrant's telephone number, including areas code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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     Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995 Certain statements in this Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," or "continue" or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of Federal Trust Corporation ("Federal Trust"), its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Federal Trust's financial performance and could cause actual results for fiscal 2008 and
beyond  to  differ   materially   from  those   expressed  or  implied  in  such
forward-looking statements. Federal Trust does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


Item 1.01. Entry into a Material Definitive Agreement

     On November 14, 2008, Federal Trust, the parent holding company for Federal Trust Bank, entered into a merger agreement with The Hartford Financial Services Group, Inc. ("Hartford") and FT Acquisition Corporation, a wholly owned subsidiary of Hartford. A copy of this agreement will be filed by amendment to this Current Report on Form 8-K.

     Under the terms of the merger agreement, stockholders of Federal Trust will receive $1.00 for each of their shares of Federal Trust common stock. The merger agreement and the transactions contemplated thereby are subject to the approval of the stockholders of Federal Trust, receipt of regulatory approvals, including the approval of Hartford's application to acquire control of Federal Trust and to become a savings and loan holding company, the approval of the U.S. Treasury Department for Hartford to participate in the Capital Purchase Program and other customary closing conditions.

     The merger agreement contains customary representations, warranties and covenants of Hartford and Federal Trust. Federal Trust has agreed not to (i) solicit proposals relating to alternative business combination transactions or
(ii) subject to certain exceptions, enter into discussions or an agreement concerning, or to provide confidential information in connection with, any proposals for alternative business combination transactions.

     If Federal Trust receives a superior proposal and fails to recommend the merger to its stockholders or breaches certain specified covenants in the merger agreement, Hartford will be entitled to receive a termination fee of $3.5 million from Federal Trust.

     The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement, which will be filed by amendment to this Current Report on Form 8-K.

Item 8.01.  Other Events

     On November 14, 2008, Federal Trust issued a press release announcing the execution of the merger agreement. The press release is filed as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits

         (d) Exhibits:

             Exhibit 99.1 Press Release of Federal Trust Corporation, dated November 14, 2008





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 14, 2008
                                                   Federal Trust Corporation
                                                   (Registrant)


                                                   By: /s/ Dennis T. Ward
                                                       ------------------------
                                                       Dennis T. Ward
                                                       President and
                                                       Chief Executive Officer